Exhibit 99.1

Schick Technologies Files Preliminary Proxy Statement for Merger with Sirona Dental Systems

Long Island City, NY, February 10, 2006 — Schick Technologies, Inc. (NASDAQ: SCHK) today announced that it has filed a Preliminary Proxy Statement with the Securities and Exchange Commission in connection with its proposed merger with Sirona Dental Systems. This transaction is expected to create a leading global player in dental technology equipment with strong product lines in all of the major segments. Schick’s preliminary proxy filing can be obtained free of charge from http://www.schicktech.com and http://www.sec.gov.

The merger will be presented for shareholder approval at a Special Meeting of Stockholders which should take place in the second quarter of calendar 2006. In connection with the proposed merger, the Company will be filing with the SEC a definitive proxy statement and other relevant documents. These materials will contain important information and we caution investors to carefully read them before making a decision concerning the transaction. Investors will be able to obtain these documents free of charge at the SEC’s website, http://www.sec.gov and at Schick’s website, http://www.schicktech.com.

About Schick

Schick, an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental market. Schick’s products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices. Schick’s headquarters are located in Long Island City, New York. Visit http://www.schicktech.com for more information about Schick and its products.

About Sirona

Recognized as one of the world’s leading manufacturers of high quality dental equipment and technologies, Sirona (formerly Siemens Dental) has served equipment dealers and dentists worldwide for more than 125 years. Sirona develops, manufactures, and markets a complete line of dental products, including the CEREC CAD/CAM restoration equipment, digital and film-based intra-oral, panoramic and cephalometric X-ray imaging systems, dental treatment centers and handpieces. Sirona is committed to creating and supporting the most advanced dental technologies in the marketplace. Sirona’s worldwide headquarters is located in Bensheim, Germany, with U.S. offices in Charlotte, North Carolina. Sirona recently completed a management buyout with Madison Dearborn Partners, LLC and Beecken Petty O’Keefe and Company, two leading Chicago-based private equity firms. Visit http://www.Sirona.com for more information about Sirona and its products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Words such as “intend,” “may,” “believe,” “will,” “expect,” “anticipate” and other similar statements of a forward-looking nature identify forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur and are based on the Company’s current expectations and beliefs, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: 1) the possibility that the Company may be unable to obtain shareholder or regulatory approvals required in connection with the Proxy Statement and/or the proposed transaction or that such approvals take longer to obtain than expected; 2) difficulties that may be encountered in successfully integrating the businesses and operations of Schick and Sirona; 3) the effects of competition; 4) the effects of general economic and other factors beyond the control of Schick and Sirona; and 5) other risks and uncertainties described from time to time in the Company’s public filings with the SEC.

Schick Technologies, Inc. and its directors and executive officers and other members of its management and employees, may be deemed to be participants in the solicitation of proxies from shareholders of Schick in connection with the proposed transaction. Information about the directors and executive officers of Schick and their ownership of Schick stock is set forth in Schick’s Annual Report on Form 10-K for the year ended March 31, 2005.

Contact: Kevin McGrath, Cameron Associates, 212-245-4577

Kevin@cameronassoc.com